Exhibit 99.1

Novelion Therapeutics’ Subsidiary Files for European Approval for Metreleptin as a treatment for Generalized Lipodystrophy and a Subset of Patients with Partial Lipodystrophy

- If approved, metreleptin would be the first medication available in the EU to treat generalized and partial lipodystrophies

- More than 100 patients are currently treated with metreleptin via a compassionate use program in Europe

Vancouver, BC, December 22, 2016 – Novelion Therapeutics Inc. (NASDAQ: NVLN) (TSX: NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases, today announced that its subsidiary has submitted a marketing authorization application (MAA) to the European Medicines Agency (EMA) seeking approval for metreleptin as replacement therapy to treat complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy and in a subset of patients with partial lipodystrophy.

Metreleptin was granted orphan drug designation by the European Commission in July 2012, and if approved, carries 10 years of exclusivity in the EU. The company estimates the prevalence of generalized lipodystrophy is approximately one in one million people, and the prevalence of the subset of partial lipodystrophy being targeted for approval is approximately one half to one in one million people. The company, through its subsidiary, will seek to market metreleptin in the EU under the tradename MYALEPTA®.

Mary Szela, chief executive officer of Novelion said, “There are a meaningful number patients in Europe that could benefit from metreleptin based upon the proposed indications and, if approved by EMA and reimbursement approvals key markets are secured, we look forward to the opportunity to bring this important therapy to these patients. In addition, currently there are more than 100 patients on therapy via a pre-approval compassionate use program in certain markets in Europe, the majority of which are within the proposed indications. In addition to our efforts to target GL and a subset of patients with PL, we are continuing to focus on the potential of developing metreleptin for a variety of indications across a range of rare and metabolic diseases associated with low leptin over the coming years.”

“The application seeking approval for MYALEPTA in Europe is an important step in advancing our commitment to provide breakthrough therapies for patients with rare diseases,” said John Orloff, M.D., EVP, head of research and development for Novelion Therapeutics. “There have been limited options for treating complications of these rare forms of lipodystrophy, and we look forward to collaborating with regulatory authorities to bring forward this much needed treatment for adult and pediatric GL and a subset of PL patients affected by these serious, rare diseases.”

Generalized lipodystrophy (GL) and partial lipodystrophy (PL) are ultra-rare disorders characterised by loss of adipose tissue. Because the hormone leptin is made by fat tissue, patients with GL and PL have low levels of leptin, which regulates food intake and energy balance. Both GL and PL are associated with severe metabolic abnormalities, including hypertriglyceridemia, insulin resistance, and diabetes, which can result in life-threatening co-morbidities such as acute pancreatitis, inflammation and fatty deposits in the liver (steatohepatitis), and accelerated plaque accumulation in the arteries (atherosclerosis).

Leptin is a naturally occurring hormone and an important regulator of energy homeostasis, fat and glucose metabolism. Metreleptin is an analog of leptin made through recombinant DNA technology and has been studied as a replacement therapy, in addition to diet, to treat the complications of leptin deficiency in patients with generalized or partial lipodystrophy.

Open-label studies with metreleptin showed significant reductions in HbA1c (a measure of blood sugar control), fasting glucose, and triglycerides. In the U.S., metreleptin is approved under the trade name MYALEPT® for the treatment of generalized lipodystrophy, and carries a boxed warning for the risks of anti-metreleptin antibodies with neutralizing activities and lymphoma. It is available only through the MYALEPT Risk Evaluation and Mitigation Strategy (REMS) program.

“Patients with generalized and partial forms of lipodystrophy have complex medical conditions with serious consequences. The options physicians have had to treat them have been significantly limited,” said David Araújo-Vilar, M.D., Ph.D., Universidade de Santiago de Compostela, Spain. “We look forward to the possibility of new options becoming available to advance the care of these patients.”

MYALEPT® (metreleptin for injection)

INDICATION and IMPORTANT SAFETY INFORMATION for MYALEPT® (metreleptin for injection)

INDICATION

Myalept® (metreleptin for injection) is a recombinant human leptin analog indicated as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy.

LIMITATIONS OF USE

•                  The safety and effectiveness of MYALEPT (metreleptin for injection) for the treatment of complications of partial lipodystrophy or for the treatment of liver disease, including nonalcoholic steatohepatitis (NASH), have not been established.

•                  MYALEPT is not indicated for use in patients with HIV-related lipodystrophy or in patients with metabolic disease, including diabetes mellitus and hypertriglyceridemia, without concurrent evidence of congenital or acquired generalized lipodystrophy.

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF ANTI-METRELEPTIN ANTIBODIES WITH NEUTRALIZING ACTIVITY AND RISK OF LYMPHOMA

•                  Anti-metreleptin antibodies with neutralizing activity have been identified in patients treated with MYALEPT. The consequences of these neutralizing antibodies are not well characterized but could include inhibition of endogenous leptin action and/or loss of MYALEPT efficacy. Severe infection and/or worsening metabolic control have been reported. Test for anti-metreleptin antibodies with neutralizing activity in patients who develop severe infections or show signs suspicious for loss of MYALEPT efficacy during treatment. Contact Bristol Myers-Squibb at 1-866-216-1526 for neutralizing antibody testing of clinical samples.

•                  T-cell lymphoma has been reported in patients with acquired generalized lipodystrophy, both treated and not treated with MYALEPT. Carefully consider the benefits and risks of treatment with MYALEPT in patients with significant hematologic abnormalities and/or acquired generalized lipodystrophy.

•                  Because of these risks associated with the development of anti-metreleptin antibodies that neutralize endogenous leptin and/or MYALEPT and the risk for lymphoma, MYALEPT is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the MYALEPT REMS PROGRAM.

CONTRAINDICATIONS

MYALEPT (metreleptin for injection) is contraindicated in patients with:

•                  General obesity not associated with congenital leptin deficiency. MYALEPT has not been shown to be effective in treating general obesity, and the development of anti-metreleptin antibodies with neutralizing activity has been reported in obese patients treated with MYALEPT

•                  Prior severe hypersensitivity reactions to metreleptin or to any of the product components. Known hypersensitivity reactions have included urticaria and generalized rash.

WARNINGS AND PRECAUTIONS

Risk for Development of Antibodies that Neutralize Endogenous Leptin and/or MYALEPT

Anti-metreleptin antibodies with in vitro neutralizing activity to leptin associated with adverse events consistent with loss of endogenous leptin activity and/or loss of efficacy have been identified in two patients with generalized lipodystrophy treated with MYALEPT (severe infections, increases in HbA1c and triglycerides), and in three patients without lipodystrophy who received MYALEPT in clinical studies (excessive weight gain, development of glucose intolerance or diabetes mellitus). The clinical implications associated with development of anti-metreleptin antibodies with neutralizing activity are not well-characterized at this time due to the small number of reports. Test for anti-metreleptin antibodies with neutralizing activity in patients who develop severe infections or show signs suspicious for loss of MYALEPT efficacy during treatment.

Lymphoma

•                  Three cases of T-cell lymphoma have been reported in the MYALEPT lipodystrophy program; all three patients had acquired generalized lipodystrophy. Two of these patients were diagnosed with peripheral T-cell lymphoma while receiving MYALEPT. Both had immunodeficiency and significant hematologic abnormalities including severe bone marrow abnormalities before the start of MYALEPT treatment. A separate case of anaplastic large cell lymphoma was reported in a patient receiving MYALEPT (metreleptin for injection) who did not have hematological abnormalities before treatment.

•                  Lymphoproliferative disorders, including lymphomas, have been reported in patients with acquired generalized lipodystrophy not treated with MYALEPT. A causal relationship between MYALEPT treatment and the development and/or progression of lymphoma has not been established. Acquired lipodystrophies are associated with autoimmune disorders, and autoimmune disorders are associated with an increased risk of malignancies including lymphomas.

•                  The benefits and risks of MYALEPT treatment should be carefully considered in patients with acquired generalized lipodystrophy and/or those with significant hematologic abnormalities (including leukopenia, neutropenia, bone marrow abnormalities, lymphoma and/or lymphadenopathy).

MYALEPT REMS Program

MYALEPT is available only through a restricted distribution program under a REMS, called the MYALEPT REMS Program, because of the risks associated with the development of anti-metreleptin antibodies that neutralize endogenous leptin and/or MYALEPT and the risk for lymphoma see Warnings and Precautions section.

Further information is available at www.myaleptrems.com or 1-855-6MYALEPT.

About Novelion Therapeutics

Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases. The company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development. Novelion has a diversified commercial portfolio through its indirect subsidiary, Aegerion Pharmaceuticals, Inc., which includes MYALEPT® and JUXTAPID®, and is also developing zuretinol acetate for the treatment of inherited retinal disease caused by underlying mutations in RPE65 or LRAT genes.

Forward Looking Statements:

This press release contains forward-looking statements, including statements regarding the approval, marketing exclusivity and the market potential of metreleptin in the EU, the prevalence of the proposed metreleptin indications in the EU and the development of metreleptin in additional indications. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  These include the risks that metreleptin may not be approved by EMA at all or for the desired indications; that, if approved, metreleptin may not obtain reimbursement approvals on a timely basis or at all or at the levels necessary to support commercialization; that our prevalence estimates for GL and a subset of PL may be inaccurate; the risk that data and marketing exclusivity and patent protection for metreleptin may not be sufficient or may be invalidated; and the other risks common to seeking regulatory approval for, developing and commercializing orphan drugs.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 4, 2016, Novelion’s Annual Report on Form 10-K filed on February 25, 2016 (and amended on April 29, 2016) and Quarterly Report on Form 10-Q filed on November 1, 2016 and each company’s other public filings with the SEC, available on the SEC’s website at www.sec.gov. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda Murphy, Associate Director, Investor & Public Relations

Novelion Therapeutics

857-242-5024

Amanda.murphy@novelion.com